                                                                    Exhibit 10.8

                                                                  Execution Copy

                                      LEASE

                    DATED: As of July 8, 1988
                    LANDLORD: WESTINGHOUSE CREDIT CORPORATION
                    TENANT: ALLOY RODS CORPORATION
                    PREMISES: Hanover, Pennsylvania

                               TABLE OF CONTENTS

Section                                                                        Page
-------                                                                        ----
 1.       DEMISE; TITLE; CONDITION                                               1
 2.       TERM                                                                   2
 3.       RENT                                                                   2
 4.       USE                                                                    3
 5.       NET LEASE; NONTERMINABILITY                                            3
 6.       TAXES AND OTHER CHARGES; LAW AND AGREEMENTS                            4
 7A.      LEASEHOLD MORTGAGES                                                    6
 7B.      LIENS                                                                 10
 8.       INDEMNIFICATION; FEES AND EXPENSES                                    10
 9.       HAZARDOUS WASTE                                                       11
10.       MAINTENANCE AND REPAIR                                                12
11.       ALTERATIONS AND ADDITIONS AND CONSTRUCTION
            OF NEW BUILDINGS BY TENANT                                          13
12.       CONDEMNATION AND CASUALTY                                             17
13.       INSURANCE                                                             21
14.       FINANCIAL COVENANTS AND CERTIFICATES                                  23
15.       OPTION TO PURCHASE LEASED PROPERTY                                    24
16.       PURCHASE PROCEDURE                                                    25
17.       INVESTMENT CREDIT                                                     26
18.       QUIET ENJOYMENT                                                       26
19.       SURVIVAL                                                              27
20.       ASSIGNMENT AND SUBLETTING                                             27
21.       ADVANCES BY LANDLORD; LATE PAYMENTS                                   28

         LEASE dated as of July 8, 1988, between WESTINGHOUSE CREDIT CORPORATION ("Landlord"), a Delaware corporation having an office at One Oxford Centre, 301 Grant Street, Pittsburgh, Pennsylvania 15219, and ALLOY RODS CORPORATION ("Tenant"), a Delaware corporation having an office at Wilson Avenue, Hanover, Pennsylvania 17331.

         Landlord and Tenant agree as follows (capitalized terms not otherwise defined when they first appear are defined in Article 30 hereof):

         1. DEMISE; TITLE; CONDITION

         In consideration of the agreements and provisions of this Lease hereinafter stipulated to be observed and performed by Tenant, Landlord hereby demises and lets to Tenant, and Tenant hereby leases from Landlord, subject to the terms and conditions hereinafter set forth, for the term described in
Article 2 hereof, the parcels of land described in Schedule A annexed hereto (together with all buildings and improvements located thereon and all easements and appurtenances thereto, individually the "Parcel"; collectively, the "Leased Property").

         The Leased Property is demised and let in its present condition without representation or warranty by Landlord, subject to (a) the rights of any parties in possession thereof, (b) the state of the title thereto existing at the time Landlord acquired title to the Leased Property, (c) any state of facts which an accurate survey or physical inspection might show, (d) all applicable laws, rules, regulations, ordinances and restrictions now in effect, and (e) any violations of such laws, rules, regulations, ordinances and restrictions which may exist at the commencement of the Term of this Lease. Tenant has examined the Leased Property, and Landlord's title thereto, and has found the same to be satisfactory.

         Landlord has not made an inspection of the Leased Property and makes no representation or warranty, express or implied, with respect to same or the location, use description, design, merchantability, fitness for use for a particular purpose, condition or durability thereof, or as to quality of the material or workmanship therein; and all risks incidental to the Leased Property shall be borne by Tenant. In the event of any defect or deficiency of any nature in the Leased Property or any fixture or other item constituting a portion thereof, whether patent or latent, neither Landlord nor Landlord's mortgagee shall have any responsibility or liability with respect thereto. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION BY LANDLORD OF, AND LANDLORD DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES BY LANDLORD EXPRESS OR IMPLIED, WITH RESPECT

TO THE LEASED PROPERTY OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

         This Lease is and shall be superior to all mortgages, which now or hereafter affect the Leased Property, and to all renewals, modifications, consolidations, replacements, and extensions thereof. This clause shall be self-operative and no further instrument of superiority shall be required.

         2. TERM

         (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Property for a term which shall begin on the Commencement Date set forth in Schedule B annexed hereto, and end on the Termination Date set forth in Schedule B annexed hereto (the "Basic Term"), unless sooner terminated or extended as hereinafter provided.

         (b) Tenant may elect to extend the Term of this Lease for two additional successive terms of five (5) years each as set forth on Schedule B annexed hereto ("Extended Terms"). Tenant shall exercise its option to extend the Term for the first five year renewal term (the "First Extended Term") by giving notice of such election to Landlord not less than one (1) year prior to the expiration of the Basic Term. Tenant shall exercise its option to extend the Term for the second five year renewal term (the "Second Extended Term") by giving notice of such election to Landlord not less than one (1) year prior to the expiration of the First Extended Term. Each notice of election to extend given in accordance with the provisions of this Article 2 shall automatically extend the Term of this Lease for one Extended Term without further writing. However, either party, upon request of the other, will execute and acknowledge, in form suitable for recording, an instrument confirming any such extension.

         3. RENT

         (a) Tenant shall pay to Landlord, in lawful money of the United States, the rent provided for in Schedule B annexed hereto ("Basic Rent") by wire transfer of immediately available funds to an account designated by Landlord. Basic Rent shall be payable by Tenant in installments in the amounts set forth in Schedule B and shall be due and payable on the dates ("Installment Payment Dates") set forth in Schedule B. If any Installment Payment Date falls on a day which is not a Business Day, Basic Rent shall be due and payable on the next succeeding Business Day without interest or penalty if paid on such Business Day.

         (b) All amounts which Tenant is required to pay or discharge pursuant to this Lease in addition to Basic Rent (including any amount payable as the purchase price for the Leased Property pursuant to any provision hereof and any amount payable as liquidated damages pursuant to paragraph (c) of Article 22 hereof) together with any interest or penalty which may be added for late payment thereof, shall constitute additional rent hereunder ("Additional Rent"). In the event of any failure by Tenant to pay or discharge any such amount, or in the event of any failure by Tenant to pay any amount payable as the purchase price for the Leased Property pursuant to any provision hereof or as liquidated damages pursuant to paragraph (c of Article 22 hereof, Landlord shall have all rights, powers and remedies provided for herein or by law or otherwise in the case of nonpayment of Basic Rent. Tenant may pay Additional Rent directly to the person entitled thereto.

         (c) In the event that this Lease terminates with respect to one parcel, but not the entire Leased Property, under the provisions of section (c) of
Article 12 of this Lease, Basic Rent shall be reduced in a manner so as to preserve Landlord's Yield (as defined in Article 30 hereof).

         4. USE

         Tenant may use each of the parcels comprising the Leased Property as an office, lab or manufacturing facility.

         5. NET LEASE; NONTERMINABILITY

         (a) This Lease is a "net lease" and Tenant shall pay all Basic Rent, Additional Rent, and all other payments hereunder required to be made by Tenant without notice, demand, counterclaim, set-off, deduction, or defense, and without abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, expenses or deductions of any and every kind or nature whatsoever. All costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Property and the appurtenances thereto and the use and occupancy thereof which may arise or become due during or with respect to the period constituting the term hereof shall be paid by Tenant, and Landlord shall be indemnified and saved harmless by Tenant from and against the same. Tenant assumes the sole responsibility for the condition, use, operation, maintenance, underletting and management of the Leased Property, and Tenant shall indemnify and hold Landlord harmless from and against any and all liability, costs, damages, losses and claims (including reasonable attorneys' fees) in respect thereof, and Landlord shall have no responsibility in respect thereof and shall have no liability for damage to the property of Tenant or any subtenant of Tenant on any account or for any reason whatsoever. Without limiting the generality of the foregoing, during the Term of this Lease Tenant shall perform all of the obligations of the sublandlord under any subleases affecting all or any part of the Leased Property which Tenant may hereafter enter into as sublandlord.

         (b) Except as otherwise expressly provided in paragraph (c) of Article 12 and clause (ii) of paragraph (b) of Article 22 hereof, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or to be released or discharged from any obligations or liabilities hereunder for any reason, including without limitation, any damage to or destruction of the Leased Property; any restriction, deprivation (including eviction) or prevention of, or any interference with, any use or the occupancy of the Leased Property (whether due to any defect in or failure of Landlord's title to the Leased Property or otherwise); any condemnation, requisition or other taking or sale of the use, occupancy or title to the Leased Property; any action, omission or breach on the part of Landlord under this Lease or under any other agreement between Landlord and Tenant; the inadequacy or failure of the description of the Leased Property to demise and let to Tenant the property intended to be leased hereby; Tenant's acquisition of ownership of the Leased Property or any sale or other disposition of the Leased Property; the impossibility or illegality of performance by Landlord or Tenant or both; any action of any court, administrative agency or other governmental authority; or any other cause, whether similar or dissimilar to the foregoing, any present or future law notwithstanding.

         (c) Tenant will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the provisions of paragraph (c) of Article 12), rescind or avoid this Lease for any reason, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord or any assignee of Landlord, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator or by any court. Tenant waives all rights at any time conferred by statute or otherwise to quit, terminate or surrender this Lease or the Leased Property, or to any abatement or deferment of any amount payable by Tenant hereunder, or for damage, loss or expense suffered by Tenant on account of any cause referred to in this Article 5 or otherwise.

         6. TAXES AND OTHER CHARGES; LAW AND AGREEMENTS

         (a) Tenant shall pay and discharge, on or before the last day upon which the same may be paid without interest or penalty, all taxes, including any transaction privilege tax based upon or measured by gross rentals or receipts from the Leased Property, assessments, levies, fees, water and sewer rents and other governmental and similar charges, general and special, ordinary or extraordinary, and any interest and penalties thereon, which are levied or assessed during the Term of this Lease (including all of the taxes, assessments, fees, water and sewer rents and other governmental charges for the year in which this Lease is executed which are now a lien but not yet delinquent) against (i) Landlord and which relate to Landlord's ownership of the Leased Property, the use and occupancy of the Leased Property or the transactions contemplated by this Lease, (ii) Landlord's mortgagee and which relate to Landlord's mortgagee's interest in the Leased Property, the use and occupancy of the Leased Property or the transactions contemplated by this Lease, (iii) the Leased Property or the interest of Tenant or Landlord therein, (iv) Basic Rent, Additional Rent or any other amount payable by Tenant hereunder, (v) this Lease or the interest of Tenant or Landlord hereunder, (vi) the use, occupancy, construction, repair or rebuilding of the Leased Property or any portion thereof, or (vii) gross receipts from the Leased Property. If any tax or assessment levied or assessed against the Leased Property may legally be paid in installments, Tenant shall have the option to pay such tax or assessment in installments. Nothing in this Lease shall require payment by Tenant of any franchise, estate, inheritance, succession, transfer, net income or profits taxes of Landlord, unless such tax is in lieu of or a substitute for any other tax or assessment upon or with respect to the Leased Property, which, if such other tax or assessment were in effect, would be payable by Tenant hereunder. Tenant shall furnish to Landlord, within sixty (60) days of the final due date of such tax or assessment for each of the Parcels, proof of the payment of any such tax, assessment, fee, rent or charge which is payable by Tenant. Such taxes, assessments, fees, water and sewer rents and other governmental charges shall be apportioned between Landlord and Tenant as of the date on which this Lease terminates or expires.

         (b) Tenant shall pay all charges for utility, communication and other services rendered or used during the Term of this Lease on or about the Leased Property, whether or not payment therefor shall become due after the Term of this Lease.

         (c) Tenant shall at all times during the Term of this Lease, at Tenant's own cost and expense, perform and comply with all laws, rules, orders, ordinances, regulations and requirements now or hereafter enacted or promulgated, of every government and municipality having jurisdiction over the Leased Property and of any agency thereof, relating to the Leased Property, or the improvements thereon, or the facilities or equipment thereon or therein, or the streets, sidewalks, vaults, vault spaces, curbs and gutters adjoining the Leased Property, or the appurtenances to the Leased Property, or the franchises and privileges connected therewith, whether or not such laws, rules, orders, ordinances, regulations or requirements so involved shall necessitate structural changes, improvements, interference with use and enjoyment of the Leased Property, replacements or repairs, extraordinary as well as ordinary, and Tenant shall so perform and comply, whether or not such laws, rules, orders, ordinances, regulations or requirements shall now exist or shall hereafter be enacted or promulgated, and whether or not such laws, rules, orders, ordinances, regulations or requirements can be said to be within the present contemplation of the parties hereto.

         (d) Tenant shall have the right to contest, by appropriate legal proceedings, any tax, charge, levy, assessment, lien or other encumbrance, and/or any law, rule, order, ordinance, regulation or other governmental requirement affecting the Leased Property, and to postpone payment of or compliance with the same during the pendency of such contest, provided that (i) Tenant shall immediately furnish a bond, deposit (to be deposited in an interest-bearing account) or such similar security as Landlord or Landlord's mortgagee may reasonably require in an amount sufficient to assure such payment and/or compliance in full; (ii) Tenant shall not postpone the payment of any such tax, charge, levy, assessment, lien or other encumbrance for such length of time as shall permit the Leased Property, or any lien thereon created by such item being contested, to be sold by federal, state, county or municipal authority for the non-payment thereof; and (iii) Tenant shall not postpone compliance with any such law, rule, order, ordinance, regulation or other governmental requirement if Landlord will thereby be subject to civil liability or criminal prosecution, or if any municipal or other governmental authority shall commence a process according to applicable law to carry out any work to comply with the same or to foreclose or sell any lien affecting all or part of the Leased Property which shall have arisen by reason of such postponement or failure of compliance.


         (e) Tenant will pay and discharge, and indemnify and reimburse Landlord for its payment or discharge of, all taxes and other charges required to be paid and discharged by Landlord under any mortgage of Landlord's interest in the Leased Property.

         7A. LEASEHOLD MORTGAGES

         (a) Tenant may not grant a mortgage of its leasehold interest hereunder, except that Landlord will permit Tenant to grant to Pittsburgh National Bank (hereinafter referred to as "Leasehold Mortgagee") one leasehold mortgage encumbering Tenant's leasehold estate hereunder (the "PNB Leasehold Mortgage") on terms and conditions reasonably satisfactory to Landlord. If Tenant shall mortgage its leasehold interest hereunder to Leasehold Mortgagee, and if Leasehold Mortgagee shall forward to Landlord an executed counterpart of the PNB Leasehold Mortgage in force proper for record, then, until the time, if any, that the PNB Leasehold Mortgage shall be satisfied of record or Leasehold Mortgagee shall give to Landlord written notice that the PNB Leasehold Mortgage has been satisfied:

         (i) No action or agreement hereafter taken or entered into by Tenant to cancel, surrender, or modify this Lease shall be binding upon Leasehold Mortgagee or affect the lien of the PNB Leasehold Mortgage, without the prior written consent of Leasehold Mortgagee.

         (ii) If Landlord shall give any notice of default (hereinafter referred to as a "Notice") to Tenant pursuant to Article 22 and 23 hereof, Landlord shall at the same time give a copy of each such Notice to Leasehold Mortgagee at the address theretofore designated by Leasehold Mortgagee. Such copies of Notices shall be sent by registered or certified mail, and shall be deemed given at the time such copy is deposited in a United States Post Office with postage charges prepaid, enclosed in a securely sealed envelope addressed to Leasehold Mortgagee. No Notice given by Landlord to Tenant shall be binding upon or affect Leasehold Mortgagee unless a copy of said Notice shall be given to Leasehold Mortgagee pursuant to this subdivision (ii). In the case of an assignment of the PNB Leasehold Mortgage or change in address of Leasehold Mortgagee, said assignee or Leasehold Mortgagee, by written notice to Landlord, may change the address to which such copies of Notices are to be sent. Landlord shall not be bound to recognize any assignment of the PNB Leasehold Mortgage unless and until Landlord shall be given written notice of such assignment and the name and address of the assignee, and thereafter such assignee shall be deemed to be "Leasehold Mortgagee" under this Article 7A. If the PNB Leasehold Mortgage is held by more than one person, corporation or other entity, no provision of this Lease requiring Landlord to give a Notice or copy of a Notice to Leasehold Mortgagee shall be binding upon Landlord unless and until all of said holders shall designate in writing one of their number to receive all such Notices and copies of Notices and shall have given to Landlord an original executed counterpart of such designation in form proper for record.

         (iii) Subject to subdivision (iv) of this Article 7A, Leasehold Mortgagee shall have the right to perform any term, covenant, condition or agreement and to remedy any default by Tenant hereunder, and Landlord shall accept such performance by Leasehold Mortgagee with the same force and effect as if furnished by Tenant; provided, however, that Leasehold Mortgagee shall not thereby or hereby be subrogated to the rights of Landlord.

         (iv) If Tenant shall fail to make any payment of Basic Rent, Additional Rent or other sums due hereunder when due (a "Payment Default"), and provided that Landlord shall give notice of such default to Tenant, then Landlord shall also give notice of such default to Leasehold Mortgagee, as set forth above, and Leasehold Mortgagee shall have thirty (30) days after the date of such notice to cure such Payment Default, provided, however, that Leasehold Mortgagee shall not be permitted to cure any such Payment Default if it shall have previously cured six (6) consecutive or eight (8) total such Payment Defaults, unless Leasehold Mortgagee has initiated a foreclosure proceeding with respect to the PNB Leasehold Mortgage.

         (v) In the case of a default by Tenant in the performance or observance of any term, covenant, condition or agreement on Tenant's part to be performed under this Lease, other than a Payment Default, and provided that Landlord shall have given notice of such default to Tenant, then Landlord shall also give notice of such default to Leasehold Mortgagee, as set forth above, and if such default is of such a nature that the same cannot practicably be cured by Leasehold Mortgagee without taking possession of the Leased Property, or if such default is of such a nature that the same in not susceptible of being cured by Leasehold. Mortgagee, then Landlord shall not serve a notice of election to terminate this Lease pursuant to Article 22 hereof, or otherwise terminate the leasehold estate of Tenant hereunder by reason of such default, if and so long as:

                  (1) in the case of a default which cannot practicably be cured by Leasehold Mortgagee without taking possession of the Leased Property, Leasehold Mortgagee shall deliver to Landlord, prior to the date which is thirty (30) days after the date on which Landlord shall otherwise be entitled to give notice of election to terminate this Lease, a written instrument wherein Leasehold Mortgagee gives to Landlord its unconditional, undertaking that it will cure such default and that, if this Lease thereafter is terminated prior to the curing of such default, Leasehold Mortgagee shall pay to Landlord the cost of curing such default, if Leasehold Mortgagee be other than a life insurance company, bank or trust company having a net worth in excess of $25,000,000 such undertaking shall be accompanied by security, reasonably satisfactory to Landlord, sufficient to insure payment of the cost of curing of such default, and thereafter- Leasehold Mortgagee shall proceed diligently to obtain possession of the Leased Property as mortgagee (including possession by a receiver), and, upon obtaining such possession, shall proceed diligently to cure such default in accordance with the guaranty set forth in this clause 1; and

                  (2) in the case of a default which is not susceptible of being cured by Leasehold Mortgagee, Leasehold Mortgagee shall institute foreclosure proceedings and diligently prosecute the same to completion (unless in the meantime Leasehold Mortgagee shall acquire Tenant's estate hereunder, either in its own name or through a nominee, by assignment in lieu of foreclosure).

         Leasehold Mortgagee shall not be required to continue to proceed to obtain possession, or to continue in possession as mortgagee, of the Leased Property pursuant to clause (1) above, or to continue to prosecute foreclosure proceedings pursuant to clause (2) above, if and when such default shall be cured. Nothing herein shall preclude Landlord from exercising any of its rights or remedies with respect to any other default by Tenant during any period of such forbearance, but in such event Leasehold Mortgagee shall have all of the rights and protections hereinabove provided for. If Leasehold Mortgagee, or its nominee, or a purchaser at a foreclosure sale, shall acquire title to Tenant's leasehold estate hereunder, and shall cure all defaults of Tenant hereunder which are susceptible of being cured by Leasehold Mortgagee, or by said purchaser, as the case may be, then the defaults of Tenant or of any prior holder of Tenant's leasehold estate hereunder which are not susceptible of being cured by Leasehold Mortgagee (or by said purchaser) shall no longer be deemed to be defaults hereunder.

         (vi) During any period that Landlord is forebearing from exercising its right to terminate the Lease as herein provided for the benefit of the Leasehold Mortgagee (or earlier if a bankruptcy, insolvency, reorganization, receivership, moratorium or similar proceeding is voluntarily or involuntarily instituted by or against Tenant), Landlord and Leasehold Mortgagee shall consult with one another to determine (a) what action to take to maximize the value of (i) the equipment, fixtures, inventory and other tangible assets in which Leasehold Mortgagee has a security interest (the "PNB Collateral"), and (ii) the Leased Property, and (b) the appropriate division of any proceeds resulting from the sale of the Leased Property and/or the PNB Collateral. Notwithstanding the foregoing, Landlord, Tenant and Leasehold Mortgagee acknowledge and agree that no duty is imposed hereby on Landlord or Leasehold Mortgagee to agree to any joint disposition of the Leased Property or the PUB Collateral and that any agreement that ultimately may be reached in connection with the disposition of the Leased Property and/or the PNB Collateral is for the sole benefit of Landlord and Leasehold Mortgagee. Neither Landlord nor Leasehold Mortgagee shall have any liability to Tenant for failure to agree upon a joint disposition of the Leased Property or the PNB Collateral.

         In the event that Leasehold Mortgagee shall acquire the interest of Tenant pursuant to a foreclosure of the PNB Leasehold Mortgage (or by assignment of Lease consented to be Landlord in lieu of foreclosure), Leasehold Mortgagee shall promptly undertake to obtain an assignee of its interest in the Lease, which assignee must (i) agree to pay as rent hereunder the greater of (a) the then fair market rent 'for industrially zoned property of like size and condition in the County of York, Commonwealth of Pennsylvania and (b) the rent set forth on Schedule B hereto, (ii) have a financial strength acceptable to Landlord, and (iii) be otherwise acceptable to Landlord. Landlord shall have the right (but not the obligations) to participate in the selection of any such assignee.

         7B. LIENS

         Except for a lien permitted pursuant to Article 7A hereof, Tenant will promptly, but no later than 30 days after the filing thereof, remove and discharge of record, by bond or otherwise, any charge, lien, security interest or encumbrance upon the Leased Property, which arises for any reason, including ail liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of the Leased Property or by reason of labor or materials furnished or claimed to have been furnished to Tenant for the Leased Property. Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof. Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding an interest in the Leased Property or any part thereof through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Leased Property. In the event of the failure of Tenant to discharge any charge, lien, security interest or encumbrance as aforesaid, Landlord or Landlord's mortgagee may discharge such items by payment or bond or both, and Tenant will repay to Landlord or Landlord's mortgagee as the case may be, upon demand, any and all amounts paid therefor, or by reason of any liability on such bond, and also any and all incidental expenses, including reasonable attorneys' fees, incurred by Landlord or Landlord's mortgagee, as the case may be, in connection therewith.

         8. INDEMNIFICATION; FEES AND EXPENSES

         Tenant shall pay, and shall protect, defend, indemnify and hold Landlord and Landlord's mortgagee harmless from and against all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), claims, demands or judgments of any nature arising or alleged to arise from or in connection with the following events: (i) any injury to, or the death of, any person or any damage to or loss of property on the Leased Property or growing out of or directly or indirectly connected with, or alleged to grow out of or be directly or indirectly connected with, the ownership, use, nonuse, occupancy, construction, repair or rebuilding of the Leased Property or adjoining property, or resulting, or alleged to result, from the condition of any thereof, other than any injury, death, damage or loss arising out of Landlord's willful misconduct or gross negligence; (ii) violation, or alleged violation, by Tenant of any provision of this Lease whether or not such violation or alleged violation results in a violation of any provision of any mortgage affecting Landlord's interest in the Leased Property, or of any law, rule, regulation, ordinance or restriction as of the date hereof or hereafter in effect and affecting the Leased Property, or of any lease or other agreement relating to the Leased Property as of the date hereof or hereafter in effect to which Tenant is a party or by which Tenant is bound, or of any agreement of which Tenant has actual or constructive notice as of the date hereof, and which is in effect as of the date hereof, affecting the Leased Property or the ownership, use, nonuse, occupancy, construction, repair or rebuilding thereof or of adjoining property; (iii) any tax (other than income taxes), assessment, charge or levy assessed against Landlord or Landlord's mortgagee relating to the Leased Property; (iv) any contest permitted by paragraph (d) of Article 6; or
(v) Tenant's failure to pay any Additional Rent or purchase price for the Leased Property pursuant to any provision hereof or liquidated damages pursuant to paragraph (c) of Article 22 hereof in accordance with the terms and provisions hereof.

         9. HAZARDOUS WASTE

         Tenant warrants and represents to Landlord and Landlord's mortgagee that (a) to the best of Tenant's knowledge, the Leased Property complies with all existing federal, state and local environmental laws, rules and regulations ("Environmental Laws"), (b) except for violations referred to in that certain letter agreement dated February 24, 1986 between the Commonwealth of Pennsylvania Department of Environment Resources Bureau of Waste Management and Tenant, neither Tenant, nor to the best of Tenant's knowledge, any prior owner of the Leased Property has used the Leased Property in violation of any Environmental Laws, (c) except for violations referred to in that certain letter agreement dated February 24, 1986 between the Commonwealth of Pennsylvania Department of Environment Resources Bureau of Waste Management and Tenant, no proceedings have been commenced, or orders of violation, non-compliance or notice received, concerning any alleged violation of Environmental Laws relating to the Leased Property, (d) except as disclosed in that certain preliminary environmental evaluation and facility evaluation dated May, 1988 prepared for Westinghouse Credit Corporation by S&ME Environmental Services (the "Environmental Report"), to the best of Tenant's knowledge, the Leased Property is free of hazardous waste, asbestos, contaminants, oil, radioactive or other materials ("Hazardous Waste"), (e) except as disclosed in the Environmental Report, Tenant has not used and, to the best of Tenant's knowledge, the Leased Property has not been used to generate, manufacture, refine, produce, store, handle, transfer, process or transport any Hazardous Waste, (f) except as disclosed in the Environmental Report, Tenant shall not use and shall prohibit the use of the Leased Property for the generation, manufacture, refinement, production, storage, handling, transfer, processing or transportation of Hazardous Waste, and (g) except as disclosed in the Environmental Report, Tenant shall not permit any Hazardous Waste to be brought onto the Leased Property, or if so brought or found or located thereon, shall cause the same to be immediately removed in full compliance with all applicable laws, ordinances, rules, codes or regulations, and Tenant's obligation to so remove shall survive the Term of this Lease.

         Tenant agrees to indemnify and hold harmless Landlord and each and all of Landlord's shareholders, officers, directors, employees, attorneys and agents and Landlord's mortgagee (collectively called the "Indemnitees") from and against any and all losses, liability, suits, obligations, fines, damages, judgments, penalties, claims, charges, costs and expenses (including, without limitation, all fees and disbursements of counsel and consultants), which may be suffered or incurred by, or asserted against, an Indemnitee and which arises directly or indirectly out of or in connection with a violation of this Article 9.

         The warranties and obligations of Tenant and the rights and remedies of Landlord and each Indemnitee under this Article 9 are in addition to and not in limitation of any other warranties, obligations, rights and remedies of Landlord provided in any other agreement between Landlord and Tenant or otherwise at law or in equity.

         10.  MAINTENANCE AND REPAIR

         Tenant will, at its cost and expense, keep and maintain the Leased Property in good repair and condition and will make all structural and non-structural, and ordinary and extraordinary changes, repairs and replacements, foreseen or unforeseen, which may be required, whether or not caused by its act or omission, to be made upon or in connection with the improvements to the Leased Property in order to keep the same in good repair and condition, including taking or causing to be taken action necessary to maintain the Leased Property in compliance with any applicable laws or regulations, including environmental laws or regulations. Landlord shall not be required to maintain, alter, repair, rebuild or replace any improvements on the Leased Property or to maintain the Leased Property, and Tenant expressly waives the right to make repairs at the expense of Landlord pursuant to any law at any time in effect.

         11. ALTERATIONS AND ADDITIONS AND
             CONSTRUCTION OF NEW BUILDINGS BY TENANT

         (a) If Tenant complies with the requirements of paragraph (a) of this
Article 11, Tenant may, at its own cost and expense, make additions or improvements to or alterations of the buildings and improvements now or hereafter erected on the Leased Property ("Additional Improvements"), and may also, at its own cost and expense, construct new buildings and improvements ("New Buildings") on any portion of the Leased Property which is not then improved with a building or improvement. Notwithstanding the foregoing, Tenant shall not make (i) any Additional Improvements or construct New Buildings in violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to the Leased Property; or (ii) demolish any building on the Leased Property without the prior written consent of Landlord. The making of Additional Improvements and the construction of New Buildings shall be subject to the following conditions:

                  (i) Title to any such Additional Improvements and New Buildings (other than Additional Improvements which are removable without material damage to the Leased Property and are not operational components of the Leased Property) shall immediately vest in Landlord and shall be a part of the Leased Property and subject to the terms, covenants and conditions of this Lease;

          (ii) No Additional Improvements or New Buildings shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal and other governmental authorities having jurisdiction of the Leased Property. Landlord shall join in the application for any such permit or authorization whenever such joinder is necessary at Tenant's expense.

          (iii) The making of the Additional Improvements and the construction of the New Buildings shall be expeditiously completed in a good and workmanlike manner and in compliance with all applicable laws, rules, regulations, ordinances and covenants and restrictions then in effect;

          (iv) The making of any Additional Improvements involving structural changes estimated to have a cost (as defined in paragraph (d) of Article 11 hereof) in excess of $250,000, and the construction of any New Buildings, shall be conducted under the supervision of an architect or engineer employed or engaged and paid by Tenant and approved in writing by Landlord; and neither shall be undertaken except in accordance with detailed plans and specifications and cost estimates prepared by Tenant and approved by Landlord. Landlord agrees that it will not unreasonably withhold or delay its approval of said architect or engineer, or of said plans and specifications and cost estimates;

          (v) In the case of the making of Additional Improvements or the construction of New Buildings, in either case having a cost in excess of $250,000, or the total or material demolition of an existing building or improvement, Tenant shall, prior to the commencement thereof, notify Landlord and, upon request of Landlord furnish Landlord with a surety bond in such amount and with such surety as shall be satisfactory to Landlord or other security satisfactory to Landlord to assure the completion of such Additional Improvements or the construction of such New Buildings as the case may be;

          (vi) The cost of any Additional Improvements or New Buildings shall be paid by Tenant when due so that the Leased Property shall at all times be free of liens; for labor and materials supplied or claimed to have been supplied to the Leased Property;

          (vii) No Additional Improvements shall, when completed, be of such a character as to make any change in or diminish the character of the then existing buildings or improvements erected upon the Leased Property, capable of being operated independently of any other buildings or improvements; and, when completed, such buildings and improvements shall have a fair market value at least equal to the fair market value of the then existing buildings prior to the commencement of construction of such Additional Improvements;

          (viii) During the period when any Additional Improvements or New Buildings are being made or constructed, Tenant shall maintain the following insurance (in addition to the insurance required to be maintained by Tenant pursuant to the provisions of Article 13 hereof): (A) completed value builders risk insurance for the Leased Property, including all building materials thereon, covering loss or damage from fire, lightning, extended coverage perils, sprinkler leakage, vandalism, malicious mischief and perils insured under a difference in conditions policy in an amount not less than the cost, as estimated by Tenant, of the construction of the Additional Improvements or New Buildings, as the case may be, and (B) worker's compensation insurance covering the full statutory liability as an employer of the contractor performing the work of making such Additional Improvements or constructing said New Buildings;

          (ix) Upon completion of the making of the Additional Improvements or the construction of the New Buildings, if the cost thereof shall be in excess of $250,000, Tenant shall furnish Landlord and Landlord's mortgagee with (A) a new title insurance policy or an endorsement to the policy or policies of title insurance which shall have been issued to Landlord and Landlord's mortgagee insuring title to the Leased Property, increasing the amount of the liability of the title company or title companies under said policy or policies of title insurance by the amount of the cost of such Additional Improvements or New Buildings, as the case may be, and (B) all Certificates of Occupancy or other certificates required by applicable laws;

          (x) In the case of any Additional Improvement constituting or including a change in the exterior walls of a building, and in the case of the construction of New Buildings, Tenant shall furnish Landlord and Landlord's mortgagee with an "as-built" survey showing the location of said Additional Improvements or New Buildings, as the case may be, prepared by a licensed surveyor reasonably acceptable to Landlord, certified to Landlord, Landlord's mortgagee, and the title insurance company or companies issuing a policy or an endorsement pursuant to clause
     (ix) of paragraph (a) of this Article 11; and

          (xi) The making of Additional Improvements and the construction of New Buildings shall not constitute gross income to Landlord for Federal Income Tax purposes.

          (b) Tenant may, at its own cost and expense, install or place or reinstall or replace upon or remove from the Leased Property any trade fixtures, machinery and equipment. Any such trade fixtures, machinery and equipment shall not become the property of Landlord (other than replacements of fixtures, machinery and equipment which are the property of Landlord, which replacement shall also be the property of Landlord). Replacements of fixtures, machinery and equipment which are property of the Landlord shall be of at least equal quality to the replaced fixtures, machinery and equipment when the replaced items were new.

          (c) If the estimated costs and expenses for construction of Additional Improvements on the Leased Property exceed $250,000, Tenant may request Landlord to construct such Additional Improvements for Tenant and to finance such construction itself or to arrange for the financing of such construction on terms and conditions which shall be satisfactory to Landlord and Tenant. If Tenant makes any such request, Landlord and Tenant shall negotiate in good faith concerning the financing of construction of such Additional Improvements and any amendment of this Lease appropriate in connection therewith including, but not limited to, increasing the Basic Rent hereunder to cover said costs, having regard to then existing economic, financial and market conditions and the terms and conditions of Tenant's request. Tenant shall pay all costs and expenses associated with the arrangement of any such financing, provided that Tenant may request that such costs and expenses be included as part of the cost of such Additional Improvements to be financed under this paragraph (c) of Article 11. The parties hereto recognize that such amendment to this Lease, including increases in Basic Rent adequate to amortize fully any additional indebtedness incurred by Landlord and to provide a reasonable return (typical of similar transactions) to Landlord with respect to its additional equity contribution, if any, must be of such nature as to permit Landlord to sell such notes or other debt obligations as may be necessary to accomplish such financing. Landlord agrees to act in good faith as provided above, but Landlord shall incur no liability by reason of Landlord's inability or failure to arrange for such financing or to agree with Tenant as to the terms thereof, and this Lease shall continue in full force and effect notwithstanding such failure.

          (d) For the purposes of this Article 11 the term "cost" shall include without limitation (i) all costs properly charged or chargeable, in accordance with generally accepted accounting principles, as capital expenditures in connection with the making of the Additional Improvements or the construction of the New Buildings, as the case may be including, without limitation attorneys', architects' and engineers' fees, interest charges during construction and the fees and charges for the preparation of the plans and specifications relating to such Additional Improvements or New Buildings, (ii) survey charges and title insurance premiums in connection with the issuance of endorsements or policies, if any, to owner's and mortgagee's title insurance policies pursuant to the provisions of clause (ix) of paragraph (a) of this
Article 11, (iii) recording charges and any mortgage or transfer or other taxes (if any), and (iv) accounting, printing, duplicating and other expenses incurred in connection with the financing referred to in paragraph (c) of this Article 11.

          12. CONDEMNATION AND CASUALTY

          (a) Tenant hereby assigns to Landlord any award, compensation, insurance proceeds or other payment to which Tenant may become entitled by reason of its interest in the Leased Property, other than any award, compensation or insurance payment made to Tenant for interruption of business, for moving expenses or for any inventory, fixtures, machinery, equipment or other personal property belonging to Tenant, (hereinafter referred to as "Tenant's Loss") (i) if the Leased Property, or any portion thereof, is damaged or destroyed by fire or other casualty or cause, or (ii) by reason of any condemnation, requisition or other taking or sale of the use, occupancy or title to the Leased Property or any portion thereof in, by or on account of any actual or threatened eminent domain proceeding or other action by any governmental authority or other person having the power of eminent domain. Subject to the consent of Landlord, which consent shall not be unreasonably withheld, Tenant is hereby authorized and empowered, at its cost and expense, in the name and behalf of Landlord, Tenant or otherwise, to appear in any such proceeding or other action, to negotiate, accept and prosecute any claim for any award, compensation, insurance proceeds or other payment on account of any such loss, damage, destruction, condemnation, requisition or other taking or sale, and to cause any such award, compensation, insurance proceeds or other payment to be paid to Landlord, except that Tenant shall be entitled to submit a claim for Tenant's Loss and retain any award applicable thereto. All amounts so paid or payable to Landlord or Tenant shall be retained or paid over to the party entitled thereto in accordance with the provisions of this Article
12. Tenant shall take all appropriate action in connection with each such claim, proceeding or other action, and shall pay all costs and expenses in connection therewith. Notwithstanding the foregoing, Landlord may participate in all such proceedings in all respects.

          (b) If any one or more of the Parcels or any part thereof shall be damaged or destroyed by fire or other casualty, and Tenant may not or does not elect to terminate the Lease with respect to all or a portion of said Parcel(s) pursuant to paragraph (c) of this Article 12, then Tenant shall give prompt written notice thereof to Landlord, and shall, at Tenant's own cost and expense and in conformity with the requirements set forth in paragraph (a) of Article 11 hereof, proceed with reasonable diligence and promptness to carry out any necessary demolition and to restore, repair, replace, and/or rebuild the Parcel(s) in order to restore the Parcel(s), as nearly as practicable, to the condition and fair market value thereof immediately prior to such damage or destruction.

          Basic and Additional Rent shall not abate hereunder by reason of any such damage to or destruction of the Leased Property, and Tenant shall continue to perform and fulfill all of Tenant's obligations, covenants and agreements hereunder notwithstanding such damage or destruction.

          If the Net Award (as defined in paragraph (c) of this Article 12) does not exceed $250,000 and provided Tenant is not in default under this Lease, then the Net Award shall be paid to Tenant to be applied to the repair and rebuilding work required by this paragraph (b). If the Net Award exceeds $50,000, the proceeds shall be disbursed in accordance with clauses (i)-(iii) of paragraph
(d) of this Article 12.

          (c) If, at any time during the Term of this Lease all or substantially all of any one or more of the Parcels shall be condemned or taken in the exercise of the power of eminent domain by any sovereign, municipality, or other public or private authority or shall be destroyed by fire or other casualty or, after any condemnation, taking or casualty of a Parcel(s), if the Parcel(s) is unsuitable for continued use in Tenant's business, or if any condemnation, taking or casualty of any portion of the Parcel(s) shall take place during the last two years of the Basic Term hereof or during the last two years of any Extended Term, then Tenant may give notice to Landlord of Tenant's intention to terminate this Lease with respect to such Parcel(s). Substantially all of a Parcel shall be deemed to have been taken if the remaining portion of the Parcel shall not be of sufficient size or character to permit the operation by

Tenant of its business thereon and therein on an economically feasible basis, assuming that such remaining portion had been repaired and restored to the fullest extent possible. If Landlord and Tenant do not agree on whether all or substantially all of a Parcel shall have been taken or destroyed then their dispute shall be settled by arbitration in accordance with Article 33 hereof. Tenant shall give notice to Landlord of Tenant's intention to terminate this Lease with respect to a Parcel not later than 180 days after the occurrence of such condemnation or casualty. Tenant's notice to Landlord shall (i) contain a description of the relevant condemnation, taking or casualty, (ii) specify the date on which this Lease shall terminate with respect to such Parcel, which shall be the Installment Payment Date first occurring at least 180 days after such notice is given (the "Termination Date"), (iii) if such notice of termination shall be based on a determination by Landlord and Tenant that a Parcel is no longer suitable for use in Tenant's business as aforesaid, contain a certification by Tenant that the Board of Directors of Tenant has made such determination, and that, on or before such Termination Date, Tenant will discontinue the use of the Parcel in Tenant's ordinary course of business, (iv) if such Termination Date shall occur during the Basic Term, contain the irrevocable offer of Tenant to purchase Landlord's interest in the Parcel (and the Net Award hereinafter referred to), on such Termination Date at the Termination Value with respect to such Parcel (defined as the amount corresponding to the applicable Termination Date on Schedule C annexed hereto), and (v) contain a commitment by Tenant to deposit with a Depository not later than one year after the date of the condemnation or casualty as security for payment of the purchase price for the Parcel the applicable Termination Value with respect to such Parcel less the amount of any insurance proceeds or condemnation award previously paid with respect to such casualty or taking and held by Landlord or Landlord's designee pursuant to paragraph (a) of this
Article 12. If Landlord shall reject any such offer to purchase by notice given to Tenant not later than 10 days prior to such Termination Date, or if such Termination Date shall occur during an Extended Term, then this Lease shall terminate on such Termination Date with respect to such Parcel and the Net Award shall be paid and belong to Landlord. Unless Landlord shall reject such offer to purchase as provided in the preceding sentence, Landlord shall be conclusively deemed to have accepted such offer, and on such Termination Date Landlord shall transfer, and Tenant shall purchase, Landlord's interest in the Parcel (and the Net Award) in accordance with the provisions of Article 16 hereof. Upon completion of such purchase, and payment of the Termination Value by Tenant, the entire award, compensation or other payment, if any, on account of any such taking or casualty, less any expenses incurred by Landlord in collecting such award, compensation, insurance proceeds or other payment and not paid (or reimbursed to Landlord) by Tenant pursuant to the last sentence of paragraph (a) of Article 12, shall be paid and belong to Tenant (such award, compensation, insurance proceeds or other payment, less such expenses, being herein called the "Net Award"). The additional amount, if any, deposited by Tenant pursuant to clause (v) of paragraph (c) of this Article 12 shall be paid to Tenant on the Termination Date if Tenant is not in default under this Lease.

          (d) If Tenant shall not give, and shall not be required to give, notice of its intention to terminate this Lease with respect to a Parcel in accordance with paragraph (c) of this Article 12, then this Lease shall continue in full force and effect, and Tenant shall, at its own cost and expense and in conformity with all of the requirements of paragraph (a) of Article 11 hereof, repair and rebuild the Parcel to the extent necessary to restore the Parcel as nearly as practicable to the condition and fair market value thereof immediately prior to such taking. Tenant shall commence such repair and rebuilding promptly after such taking, and shall thereafter proceed with due diligence to complete such repair and rebuilding. Provided Tenant is not in default under this Lease, if the Net Award shall not exceed $250,000 then such Net Award shall be paid to Tenant to be applied to the repair and rebuilding work required by this paragraph (d). If the Net Award shall exceed $250,000, or if Tenant is in default under this Lease, then:

          (i) the full amount thereof shall be paid to a depositary (the "Depositary") to be selected as hereinafter provided. The Depositary shall be a bank or trust company selected by Landlord which is authorized to do business in the state in which the Parcel is located, and which has a net worth of $100,000,000 or more. The Depositary shall have no affirmative obligation to prosecute a determination of the amount of, or to effect the collection of, any insurance proceeds or condemnation award or awards, unless the Depositary shall have given an express written undertaking to do so. Moneys received by the Depositary pursuant to the provisions of this Lease shall not be mingled with the Depositary's own funds and shall be held by the Depositary in trust separately for the uses and purposes provided in this Lease. The Depositary shall place any moneys held by it into an interest bearing account; any interest paid or received by the Depositary on the moneys so held in trust shall be added to the moneys so held in trust by the Depositary. In disbursing monies pursuant to clause
     (ii) of this paragraph (d), the Depositary may rely conclusively on the information contained in any notice given to the Depositary by Tenant in accordance with the provisions of said clause (ii), unless Landlord shall notify the Depositary in writing within five (5) days after the giving of any such notice that Landlord intends to dispute such information, in which case the disputed amount shall not be disbursed but shall continue to be held by the Depositary until such dispute shall have been resolved.

          (ii) From time to time, but not more often than once in any 30-day period, Tenant may request reimbursement out of the Net Award for the actual costs and expenses incurred by Tenant in connection with such repair and rebuilding. Such requests shall be made by written notice to the Depositary, with a copy to Landlord, setting forth in reasonable detail all of such costs and expenses incurred by Tenant. The Depositary shall promptly disburse to Tenant out of the Net Award the amount of such costs and expenses. If Landlord shall in good faith desire to dispute the information contained in any notice given by Tenant pursuant to this clause
     (ii), Landlord shall so notify Tenant and the Depositary in writing within five (5) business days after the giving of such notice, specifying the amount intended to be disputed and the nature of the dispute.

          (iii) Upon the completion of such repair and rebuilding, any remaining Net Award shall be paid to and belong to Landlord, and each payment of Basic Rent payable during the remaining Basic Term to occur following the payment of such remaining Net Award to Landlord shall be reduced by an amount so as to preserve Landlord's Yield; provided that in no event will Basic Rent be reduced to an amount which is less than the debt service payable with respect to any mortgage of Landlord's interest in the Leased Property.

          (e) Notwithstanding any other provision to the contrary contained in this Article 12, in the event of a temporary condemnation, this Lease shall remain in full force and effect and Tenant shall be entitled to the Net Award allowable to such temporary condemnation; except that such portion of the Net Award allocable to the time period after the expiration or termination of the Term of this Lease shall be paid to Landlord

          13. INSURANCE

          (a) Tenant shall during the term hereof, at its cost and expense, maintain valid and enforceable insurance of the following character:

               (i) "all risks" insurance covering the Leased Property and all replacements and additions thereto, and all building materials, equipment, machinery, appliances, furniture, furnishings and other property which constitute part of the Leased Property. Coverage shall be in an amount not less than the full insurable value on a replacement cost basis of the Leased Property. The term "full insurable value" as used herein means the actual replacement cost, including the costs of debris removal, but excluding the cost of the land, the foundation and the footings.

               (ii) comprehensive general public liability insurance on an occurrence basis, covering the legal liability of Landlord and Tenant against claims for bodily injury, death or property damage, occurring on, in or about any of the Parcels and the adjoining land or occurring as a result of ownership of facilities located on any of the Parcels or as a result of the use of products or materials manufactured, processed, constructed or sold, or services rendered, on any of the Parcels, in the minimum amount of $5,000,000 with respect to any one occurrence, accident or disaster or incidence of negligence. Coverage should include "premises/operations", "independent contractors", and "blanket contractual" liabilities.

               (iii) such other insurance, in such amounts and against such risks, as is customarily maintained by operators of properties similar to the Leased Property in the areas where the Parcels are located (including, but not limited to, "flood", "earthquake", and "boiler and machinery" if such insurance is customarily maintained by operators of such similar properties).

          Such insurance shall be written by companies of recognized financial standing which are rated at least A+XV by national rating organizations and are legally qualified to issue such insurance, and are reasonably acceptable to Landlord, and shall name as the insured parties Landlord and Tenant, and Landlord's mortgagee, if any, as their interests may appear. Such insurance may provide for such reasonable deductible amounts as are customarily provided for in insurance maintained by operators of like facilities (but in no event in excess of

$50,000) and may be obtained by Tenant by endorsement on its blanket insurance policies provided that each such endorsement on the blanket insurance policy shall provide for a reserved amount thereunder with respect to each of the Parcels so as to assure that the amount of insurance required by clause (i) of paragraph (a) of this Article 13 will be available notwithstanding any losses with respect to other property covered by such blanket policy. Tenant may, at its cost and expense, prosecute any claim against any insurer or contest any settlement proposed by any insurer, and Tenant may bring any such prosecution or contest in the name of Landlord, Tenant or both, and Landlord will join therein at Tenant's request, provided that Tenant shall indemnify Landlord against any costs or expenses which Landlord may incur in connection with such prosecution or contest.

          (b) Insurance claims by reason of damage or destruction to any portion of the Leased Property shall be adjusted by Tenant, subject to the approval of Landlord, which approval Landlord agrees not to unreasonably withhold or delay.

          (c) In addition to the foregoing, every insurance policy maintained pursuant to clause (viii) of paragraph (a) of Article 11 hereof, or paragraph
(a) of this Article 13 shall: (i) name Landlord as an insured; (ii) contain a standard first mortgage endorsement naming any mortgagee of Landlord's interest in the Leased Property; (iii) provide that in any instance where the total loss proceeds payable by reason of a single occurrence shall exceed $50,000, all of such proceeds shall be paid as provided in paragraph (d) of Article 12 hereof;
(iv) provide that the issuer waives all rights of subrogation against Landlord, any successor to Landlord's interest in the Leased Property, and any mortgagee of Landlord's interest in the Leased Property; (v) provide that 30 days advance written notice of cancellation, modification, termination or lapse of coverage shall be given to Landlord and any mortgagee of Landlord's interest in the Leased Property and that such insurance, as to the interest of Landlord and such mortgagee, shall not be invalidated by any act or neglect of Tenant or any party, nor by any foreclosure or any other proceedings relating to the Leased Property, nor by any change in the title ownership of the Leased Property, nor by use or occupation of the Leased Property for purposes more hazardous than are permitted by such policy; (vi) be primary and without right or provision of contribution as to any other insurance carried by Landlord or any other interested party; and (vii) and otherwise be satisfactory in form, substance, limits, deductibles, and retentions to Landlord and Landlord's mortgagee.

          (d) Tenant shall not obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required in this Article 13 to be furnished by Tenant, unless Landlord and Landlord's mortgagee are included therein as named insureds, with loss payable as provided in this Lease. Tenant shall immediately notify Landlord whenever any such separate insurance is obtained and shall deliver to Landlord and Landlord's mortgagee the policy or policies.

          (e) Tenant shall deliver to Landlord, prior to the execution of this Lease and 30 days before the expiration date of each policy as evidence of the renewal of such policies, a complete certified copy of each policy received pursuant to this Article 13 (including policy jacket, all forms, all endorsements, declaration pages, etc.) signed by an authorized insurance company representative.

          (f) Tenant shall comply with all of the terms and conditions of each insurance policy maintained pursuant to the terms of this Lease.

          14. FINANCIAL STATEMENTS AND CERTIFICATES

          (a) Tenant shall furnish the following statements to Landlord (i) as soon as practicable, and in any event within 90 days after the end of each fiscal year of Tenant, audited consolidated and consolidating financial statements of Tenant, as of the end of and for such year, including a consolidated and consolidating balance sheet, a consolidated and consolidating statement of income and a consolidated and consolidating statement of changes in financial position as of the end of and for such fiscal year; (ii) as soon as practicable, and in any event not later than fifteen (15) days after the close of each calendar quarter, an internally prepared consolidated and consolidating balance sheet of Tenant, a consolidated and consolidating statement of profit and loss reconciliation and a consolidated and consolidating statement of changes in financial position for the period from the beginning of the fiscal year to the date of such statement; (iii) as soon as practicable, and in any event within 90 days after the end of the calendar year, a copy of Tenant's Corporate Federal Income Tax Return; and (iv) as soon as practicable, copies of all such financial statements and reports as Tenant shall send to its stockholders; the foregoing (i) and (ii) to be in reasonable detail and satisfactory in scope to Landlord and the foregoing (i) to be certified by a firm of independent certified public accountants, whose certificate shall be based upon an examination conducted in accordance with generally accepted auditing standards and the application of such tests as said accountants deem necessary in the circumstances.
          Together with each delivery of financial statements required by subdivision (a) above, Tenant will deliver or cause to be delivered to Landlord a certificate of Tenant's President, any Vice President, or Treasurer stating to the best of such officer's knowledge based on reasonable inquiry that there exists no Event of Default, or, if any such Event of Default exists, specifying the nature thereof, the period of existence thereof and what action Tenant proposes to take with respect thereto. Together with each delivery of financial statements required by subdivision (a) above, Tenant will deliver or cause to be delivered to Landlord a certificate of said accountants stating that, in making the audit necessary to the certification of such financial statements, they have obtained no knowledge of any Event of Default or, if any such Event of Default exists, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any such Event of Default.

          15. OPTION TO PURCHASE LEASED PROPERTY

          (a) If at the time no Event of Default shall have occurred and be continuing, Tenant shall have the option to purchase all of Landlord's interest in the Leased Property, which purchase must include both Parcels then subject to this Lease, on the last day of the Basic Term or the last day of any Extended Term, at a price determined as set forth below and in accordance with the provisions of Article 16 of this Lease. Unless exercised, Tenant's options hereunder shall expire upon the expiration of the Basic Term or exercised Extended Term or earlier termination of this Lease and shall thereafter be of no further force and effect.

          (b) Tenant shall have the right to exercise the option to purchase Landlord's interest in the Leased Property by giving notice of exercise ("Option Notice") to Landlord (i) at least one (1) year before the expiration of the Basic Term or (ii) at least one (1) year before the expiration of the applicable Extended Term.

          (c) The purchase price of Landlord's interest in the Leased Property shall be the then fair market value of the Leased Property. For purposes of this
Article 15, the fair market value of the Leased Property shall be determined as encumbered by this Lease. If Landlord and Tenant are unable to agree on the fair market value of the Leased Property within sixty (60) days after the date of the Option Notice, then the fair market value shall be determined by appraisal as provided below.

          (d) Upon failure of Landlord and Tenant to agree on the fair market value of the Leased Property within the 60-day period provided for above, the fair market value shall be determined by appraisers selected in the following manner: on or before the expiration of the 60-day period provided for above, Landlord and Tenant shall each appoint an appraiser. Within forty-five (45) days after the appointment, if the two appraisers so appointed are unable to agree, the fair market value of the Leased Property shall be the average of the amounts determined by the appraisers, if the greater of such amounts is no more than 110% of the lesser of such amounts. If the greater of such amounts exceeds 110% of the lesser of such amounts, a determination of the fair market value shall be made by a third appraiser appointed by the other two appraisers, which appointment shall be made on or before the expiration of the 45-day period referred to in the immediately preceding sentence. Such determination shall be made by the third appraiser within forty-five (45) days after his appointment. In such event, the fair market value shall be the average of the two closest appraised amounts. Tenant agrees that it shall bear the costs of all such appraisals. Landlord shall convey the Leased Property to Tenant or its designee pursuant to and in compliance with Article 16 of this Lease. All appraisers shall be M.A.I. appraisers having at least ten (10) years experience appraising commercial properties in the geographic area where the Leased Property is located of a nature and type similar to that of the Leased Property.

          16. PURCHASE PROCEDURE

          (a) In the event of the purchase of Landlord's interest in the Leased Property, or either Parcel, by Tenant pursuant to any provision of this Lease, the terms and conditions of this Article 16 shall apply.

          (b) On the closing date fixed for the purchase of Landlord's interest in the Leased Property or either Parcel:

               (i) Tenant shall pay to Landlord, in lawful money of the United States, at Landlord's address hereinabove stated or at any other place in the United States which Landlord may designate, the purchase price; and

               (ii) Landlord shall execute and deliver to Tenant a good and sufficient deed, assignment and/or such other instrument or instruments as may be appropriate, which shall transfer Landlord's interest in the Leased Property or Parcel, subject to (A) any encumbrances existing on the Commencement Date hereof, (B) all liens, encumbrances, charges, exceptions and restrictions attaching to the Leased Property or Parcel after the Commencement Date which shall not have been created or caused by Landlord unless consented to by Landlord, and (C) all applicable laws, rules, regulations, ordinances and governmental restrictions then in effect. In the case of a purchase of Landlord's interest in the Leased Property or Parcel by Tenant pursuant to paragraph (b) of Article 12 hereof, Landlord shall also pay to Tenant the Net Award, if any.

          (c) Tenant shall pay all charges incident to such transfer, including but not limited to all transfer taxes, recording fees, attorneys' fees and expenses, including, but not limited to, Landlord's attorney's fees and expenses, title insurance premiums and federal, state and local taxes, except for any net income or profit taxes of Landlord.

          (d) Tenant shall pay to Landlord all Basic Rent and Additional Rent due and payable on the date Tenant purchases Landlord's interest in the Leased Property or Parcel.

          17. INVESTMENT CREDIT

          Landlord hereby elects under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), to pass through to Tenant all investment tax credits which may be applied from time to time in respect of the Leased Property or any part thereof under Section 38 of the Code (or under the corresponding section of any U.S. income tax law at any time in effect during the Term of this Lease). Landlord agrees, at Tenant's expense, to execute timely all documents prepared by Tenant and delivered to Landlord in advance and required by the Code and regulations issued thereunder to enable Tenant to obtain such investment tax credits.

          18. QUIET ENJOYMENT

          Upon due performance of the covenants and agreements to be performed by Tenant under this Lease, Landlord covenants that Tenant shall and may at all times peaceably and quietly have, hold and enjoy the Leased Property during the Term of this Lease. Notwithstanding the preceding sentence, Landlord or its agents may enter into and inspect the Leased Property at any reasonable time, upon the giving of reasonable notice, if they take precautions not to unreasonably inconvenience Tenant or any persons occupying the Leased Property in accordance with this Lease and are accompanied by an employee or other representative of Tenant at all times during such entry and inspection, or at any time in the event of an emergency.

          19. SURVIVAL

          In the event of the termination of this Lease as herein provided, the obligations and liabilities of Tenant, actual or contingent, under this Lease which arose at or prior to such termination shall survive such termination.

          20. ASSIGNMENT AND SUBLETTING

          (a) Neither this Lease, nor the term and estate hereby granted, nor any part hereof or thereof, nor the interest of Tenant in any permitted sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered, or transferred by operation of law or otherwise, and neither the Leased Property, nor any part thereof, shall be encumbered in any manner by reason of any act or omission on the part of Tenant or anyone claiming under or through Tenant, or shall be sublet, used or occupied, or permitted to be used or occupied other than by Tenant except as expressly provided in this Article 20. For the purposes hereof, the transfer of the stock of Tenant or the sale or disposition of all or substantially all of the assets of Tenant shall be deemed to be a "transfer" which is expressly prohibited hereby without the prior written consent of Landlord. Notwithstanding the foregoing and subject to subparagraphs (b), (c),
(d) and (e) hereof, Tenant may sublet the Leased Property or any portion or portions thereof, provided that each sublease shall expressly be made subject to the provisions of this Lease.

          (b) Tenant shall not sublease the Leased Property or a portion thereof if the effect of such sublease would be to cause the Leased Property or any portion thereof to be considered as used by a tax-exempt or foreign entity with the result that some or all of the federal, state or local income tax deductions which Landlord otherwise would be permitted to report with respect to the Leased Property or the Lease would be deferred or denied.

          (c) No such sublease shall affect or reduce any obligations of Tenant or rights of Landlord hereunder, and all obligations of Tenant hereunder shall continue in full effect as the obligations of a principal and not of a guarantor or surety, as though no subletting had been made.

          (d) Tenant shall, within 10 days after the execution of any such sublease, deliver to Landlord a conformed copy thereof (with acknowledgments) and a conformed copy of any short form lease or memorandum of lease suitable for recording.

          (e) Except for the lien of a mortgage permitted pursuant to Article 7A hereof, Tenant shall not mortgage this lease or the Term of this Lease, nor shall Tenant mortgage or pledge the interest of Tenant in and to any sublease of the Leased Property or any portion thereof or the rental payable thereunder. Any such mortgage or pledge and any sublease not permitted by this
Article 20, shall be void.

          (g) Subject to Article 15 of this Lease, Landlord may syndicate, assign, convey or otherwise transfer its estate, right, title and interest hereunder or in the Leased Property, and upon execution and delivery of any such assignment, conveyance or other transfer, Landlord shall be released from its obligations hereunder; provided, however, that if any such assignment is made as collateral security, the execution and delivery thereof shall not impair or diminish any obligations of Landlord hereunder. Any such assignment, conveyance or other transfer shall be subject to this Lease. Landlord shall, within 30 days after the execution of any such instrument of mortgage, assignment, conveyance or transfer, deliver written notice thereof to Tenant. Any failure of Landlord so to deliver a notice of such instrument shall not however, in any way impair or affect the validity thereof. Notwithstanding the foregoing, provided that Tenant is not in default of any of its obligations hereunder, Landlord shall not sell, convey, or otherwise transfer its state, right, title and interest in this Lease or the Leased Property to Teledyne, Inc., Lincoln Electric or Hobart Brothers.

          21. ADVANCES BY LANDLORD; LATE PAYMENTS

          If Tenant shall fail to make or perform any payment or act required by this Lease, then, upon fifteen (15) days' notice to Tenant (or upon shorter notice, or with no notice at all, to the extent necessary to meet an emergency or a governmental or municipal time limitation or to prevent an event of default under any mortgage affecting the Leased Property) Landlord or Landlord's mortgagee as the case may be may at its option make such payment or perform such act for the account of Tenant, and Landlord shall not thereby be deemed to have waived any default or released Tenant from any obligation hereunder. All amounts so paid by Landlord or Landlord's mortgagee, as the case may be, and all incidental costs and expenses (including attorneys' fees and expenses) incurred in connection with such payment or performance, together with interest at the annual rate equal to the greater of (i) fourteen (14%) percent, and (ii) three (3%) percent above the "Base Rate" as announced from time to time in New York, New York by Citibank, N.A. (or at the highest rate not prohibited by applicable law, whichever is less) (the "Overdue Rate") from the date of the making of such payment or of the incurring of such costs and expenses, shall be paid by Tenant to Landlord, or Landlord's mortgagee, as the case may be, on demand.

          If Tenant shall fail to make any payment of Basic or Additional Rent or purchase price for the Leased Property pursuant to any provision hereof or as liquidated damages, pursuant to paragraph (c) of Article 22 hereof in the amount and on the date provided for herein, Tenant shall be liable for interest on such late payment at the Overdue Rate from the date such payment was due to the date such payment was received.

                  22.      CONDITIONAL LIMITATIONS; EVENTS OF
                           DEFAULT AND REMEDIES

                  (a) Any of the following occurrences or acts shall constitute an "Event of Default" under this Lease:

                  (i) if Tenant shall default in making payment when due of any installment of Basic Rent or Additional Rent, and such default shall continue for five (5) days after the same is due; or

                  (ii) if Tenant shall default in the due observance or performance of any covenant, agreement or obligation contained in this Lease, or if there shall be a material misrepresentation by Tenant (which misrepresentation is hereinafter referred to as a "default") in any covenant, representation or warranty contained in this Lease, the Agreement of Sale and Purchase (the "Agreement of Sale and Purchase") dated as of even date hereof between Landlord and Tenant, any of the Closing Documents (as defined in the Agreement of Sale and Purchase) or any other documents necessary to or in connection with the transactions contemplated thereby) other than as set forth in clause (i) of this paragraph (a), and if such default shall continue for 30 days after Landlord shall have given to Tenant notice specifying such default and demanding that the same be cured (or, if by reason of the nature thereof such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such period of 30 days, if Tenant shall fail to proceed promptly to cure the same and thereafter prosecute the curing of such default with all due diligence, or if Tenant shall fail to advise Landlord from time to time, promptly after Landlord's request therefore, as to any action which Tenant is taking to cure such default and as to the progress with respect to such cure, it being intended in connection with a default not susceptible of being wholly cured with due diligence within such period that the time within which to cure the same shall be extended for such period up to 90 days as may be necessary to complete the curing of same with all due diligence, subject to delays as a result of force majeure) (for purposes of this subparagraph (ii), a delay shall be deemed to be a result of force majeure if it results from: an act of God; an act of war; an act of public enemies; any casualty or condemnation (as such terms are defined in this Lease); all applicable present or future laws, ordinances, codes, rules, orders or regulations or compliance therewith; requests or directives of any public authority or compliance therewith; strikes, lockouts, stoppages or restraint of labor; riot or civil commotion; shortages of material; or other causes outside of the reasonable control of Tenant, whether similar or dissimilar to the foregoing, provided, however, that Tenant notifies Landlord of any such event in writing immediately after Tenant acquires knowledge thereof); or

                  (iii) if Tenant, or any corporation succeeding to Tenant by merger, consolidation or acquisition of all or substantially all of its assets, shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to the Bankruptcy Act, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall be dissolved, or shall suspend payment of its obligations, or shall take any corporate action in furtherance of any of the foregoing; or

                  (iv) if a petition or answer shall be filed proposing the adjudication of Tenant or any corporation succeeding to Tenant by merger, consolidation or acquisition of all or substantially all of its assets as a bankrupt or its reorganization pursuant to the Bankruptcy Act, and (A) Tenant or its successor corporation shall consent to the filing thereof, or (B) such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof; or

                  (v) if a receiver, trustee or liquidator (or other similar official) shall be appointed for or take possession or charge of Tenant or any corporation succeeding to Tenant by merger, consolidation or acquisition of all or substantially all of its assets, or of all or substantially all of the business or assets of Tenant or its successor corporation or of Tenant's or its successor corporation's estate or interest in the Leased Property, and shall not be discharged within sixty (60) days thereafter or if Tenant or its successor corporation shall consent to or acquiesce in such appointment; or

                  (vi) if the estate or interest of Tenant in the Leased Property or any sublease thereof shall be levied upon or attached in any proceeding and such process shall not be vacated or discharged within sixty (60y days after such levy or attachment, unless Tenant shall be contesting such levy or attachment in accordance with the requirements of paragraph (d) of Article 6 hereof; or

                  (vii) if Tenant shall be in default in the payment or performance of any obligation, beyond any applicable grace period, under any agreement or instrument to which Tenant is a party relating to the payment or guaranty of any obligation, note or other evidence of indebtedness, or loan agreement, in excess of $100,000 (each of the foregoing is hereinafter individually referred to as an "Indebtedness"), or any other event shall occur, if the effect of such failure or other event is to accelerate, or permit the holder of such Indebtedness or any other person to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required payment) in whole or in part prior to its stated maturity; or

                  (viii) if Tenant fails to pay Landlord the purchase price of the Leased Property pursuant to Articles 12, 15 and 16 of this Lease; or

                  (ix) if Tenant fails to maintain the required insurance coverage as set forth in Article 13 hereof; or

                  (x) if Tenant transfers the Leased Property except as provided in Article 15 hereof.

                  (b) This Lease and the term and estate hereby granted are subject to the limitation that whenever an Event of Default shall have occurred and be continuing, Landlord may, at Landlord's option, elect to (i) re-enter the Leased Property, without notice, and remove all persons and property therefrom, either by summary proceedings or by any suitable action or proceeding at law, or otherwise, without being liable to indictment, prosecution or damages therefor, and may have, hold and enjoy the Leased Property, together with the appurtenances thereto and the improvements thereon; and/or (ii) terminate this Lease at any time by giving ten (10) days' notice in writing to Tenant, electing to terminate this Lease, and the Term of this Lease shall expire by limitation at the expiration of said last mentioned ten (l0) days' notice as fully and completely as if said date were the date herein originally fixed for the expiration of the term hereby granted, and Tenant shall thereupon quit and peacefully surrender the Leased Property to Landlord, without any payment therefor by Landlord, and Landlord, upon the expiration of said last mentioned ten (10) days' notice, or at any time thereafter, may re-enter the Leased Property as provided in the preceding clause (i).

                  (c) In case of any such re-entry, termination and/or dispossess by summary proceedings or otherwise as provided in the immediately preceding paragraph, (i) the Basic Rent and Additional Rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, together with such expenses, including attorneys' fees, as Landlord shall incur in connection with such re-entry, termination and/or dispossess by summary proceedings or otherwise; (ii) Landlord may in good faith relet the Leased Property or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease; (iii) Tenant shall also pay to Landlord all other damages and expenses which Landlord shall have sustained by reason of the breach of any provision of this Lease, including without limitation legal expenses, attorneys' fees, brokerage commissions and expenses incurred in altering, repairing and putting the Leased Property and any buildings and improvements thereon in good order and condition and in preparing the same for reletting, which expenses shall be paid by Tenant as they are incurred by Landlord; (iv) Tenant shall also pay to Landlord the amount by which the Basic Rent reserved in this Lease exceeds the net amount, if any, of the rents collected on account of the leases of the Leased Property for each month of the period which would otherwise have constituted the Term of this Lease (excluding unexercised extension options), which amounts shall be paid in quarterly installments by Tenant on the respective Installment Payment Dates specified therefor, and any suit brought to collect said amounts for any month or months shall not prejudice in any way the rights of Landlord to collect the deficiency in any subsequent period by a similar action or proceeding; and/or (v) at the option of Landlord exercised at any time, Landlord forthwith shall be entitled to recover from Tenant as liquidated damages, in addition to any other proper claims but in lieu of and not in addition to any amount which would thereafter have become payable under the preceding clause (iv), whichever of the following sums Landlord shall elect:

                           (A) an amount equal to the Basic Rent and Additional
                  Rent reserved in this Lease and/or covenanted to be paid for the remainder of the Term of this Lease (excluding unexercised extension periods), discounted at the rate of six (6%) percent per year to present worth; provided that, if Tenant shall so request, Landlord shall at the time of such payment assign and convey the Leased Property to Tenant, without further consideration, in accordance with the terms and provisions of Article 16 hereof; or

                           (B) an amount equal to the then outstanding principal
                  balance, plus accrued interest and premiums, if any, under any mortgage, if any, affecting Landlord's interest in the Leased Property; or

                           (C) the Termination Value, plus any penalty imposed
                  upon Landlord pursuant to any mortgage affecting Landlord's interest in the Leased Property due to Landlord's prepayment of the debt secured by said mortgage.

Landlord, at Landlord's option, may make such alterations and/or decorations in the Leased Property as Landlord, in Landlord's sole judgment, considers advisable and necessary for the purpose of reletting the Leased Property; and the making of such alterations and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid.

                  (d) No receipts of moneys by Landlord from Tenant after a termination of this Lease by Landlord shall reinstate, continue or extend the Term of this Lease or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Basic Rent and Additional Rent, and any purchase price to be paid by Tenant to Landlord for the purchase of the Leased Property then due or thereafter falling due, it being agreed that after the commencement of suit for possession of the Leased Property, or after final order or judgment for the possession of the Leased Property, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such suit, order or judgment, all such moneys collected being deemed payments on account of the use and occupation of the Leased Property or, at the election of Landlord, on account of Tenant's liability hereunder. Tenant hereby waives any and all rights of redemption provided by any law, statute or ordinance now in effect or which may hereafter be enacted. Landlord shall have, receive and enjoy as Landlord's sole and absolute property, without right or duty to account therefor to Tenant, any and all sums collected by Landlord as rent or otherwise upon reletting the Leased Property after Landlord shall resume possession thereof as hereinbefore provided, including, without limitation upon the generality of the foregoing, any amounts by which the sum or sums so collected shall exceed the continuing liability of Tenant hereunder.

                  (e) The word "re-enter", as used in this Lease, is not and shall not be restricted to its technical legal meaning, but is used in the broadest sense. No such taking of possession of the Leased Property by Landlord shall constitute an election to terminate the Term of this Lease unless notice of such intention be given to Tenant or unless such termination be decreed by a court having jurisdiction.

                  (f) If an action shall be brought for the enforcement of any provision of this Lease, in which it shall be determined that Tenant was in default, Tenant shall pay to Landlord all costs and other expenses which may become payable as a result thereof, including reasonable attorneys' fees and expenses. If Landlord shall, without fault on its part, be made a party to any litigation commenced against Tenant, Tenant shall pay all costs and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

                  (g) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. The failure of Landlord to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. Receipt by Landlord of any Basic Rent or Additional Rent payable hereunder with knowledge of the breach of any provision contained in this Lease shall not constitute a waiver of such breach (other than the prior failure to pay such Basic Rent or Additional Rent), and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless made under signature of an officer of Landlord.

                  23. NOTICES

                  All notices and other instruments given or delivered pursuant to this Lease shall be sent by prepaid United States registered or certified mail, return receipt requested, and the giving of such notice or other communication shall be deemed complete on the actual date of receipt by the addressee (as evidenced by the return receipt). Landlord and Tenant shall each have the right to specify, from time to time, as its address for purposes of this Lease, any address and any addressee, in the continental United States, upon giving 15 days' written notice thereof to the other party. The addresses of Landlord and Tenant for purposes of this Lease, until notice has been given as above provided, shall be as follows:

Landlord:                    Westinghouse Credit Corporation
                             One Oxford Centre
                             301 Grant Street
                             Pittsburgh, Pennsylvania 15219
                             Attn:  Vice President Real Estate
                                    Lease Financing

with a copy to:              Kelley Drye & Warren
                             141 Park Avenue
                             New York, New York 10178
                             Attn:  John A. Garraty, Jr., Esq.

Tenant:                      Alloy Rods Corporation
                             Wilson Avenue
                             Hanover, Pennsylvania 17331
                             Attn:  Chief Executive Officer

with a copy to:              Kirkpatrick & Lockhart
                             1500 Oliver Building
                             Pittsburgh, Pennsylvania 15222
                             Attn:  Edward A. Craig, III

                  24. ESTOPPEL CERTIFICATES

                  Each party hereto agrees that at any time and from time to time during the term of this Lease, it will promptly, but in no event later than fifteen (15) days after request by the other party hereto, execute, acknowledge and deliver to such other party or to any prospective purchaser, assignee or mortgagee designated by such other party, a certificate stating, to the best of such party's knowledge, (a) that this Lease is unmodified and in force and effect (or if there have been modifications, that this Lease is in force and effect as modified, and identifying the modification agreements); (b) the date to which rent has been paid; (c) whether or not there is an existing default by Tenant in the payment of Basic Rent or any other sum of money hereunder, and whether or not there is any other existing default by either party hereto with respect to which a notice of default has been served, and, if there is any such default, specifying the nature and extent thereof; and (d) whether or not there are any setoffs, defenses or counterclaims against enforcement of the obligations to be performed hereunder existing in favor of the party executing such certificate.

                  25. NO MERGER

                  There shall be no merger of this Lease or of any leasehold or subleasehold estate hereby or thereby created with the fee or any other estate or ownership interest in the Leased Property or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (a) this Lease or any leasehold or subleasehold estate created hereby or thereby or any interest in this Lease or in any such leasehold or subleasehold estate and (b) the fee estate or other estate or ownership interest in the Leased Property or any part thereof, and this Lease shall not be terminated for any cause except as expressly provided herein and any instrument of transfer shall so provide.

                  26. SURRENDER

                  (a) Upon the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Leased Property to Landlord in the same condition and suitable for the same use in which the Leased Property was originally received from Landlord except as repaired, rebuilt or altered as required or permitted by this Lease (and/or except for such casualty damage as Tenant shall not be required to repair or restore hereunder), and except for ordinary wear and tear. Tenant shall remove from the Leased Property on or prior to such expiration or earlier termination all property belonging to Tenant except such property as agreed upon by Landlord and Tenant in writing, which agreement shall be entered into at least thirty (30) days prior to the expiration or earlier termination of the Term of this Lease, and shall repair any damage caused by such removal. Property not so removed shall become the property of Landlord, which may cause such property to be removed from the Leased Property and disposed of, but the cost of any such removal and disposition and of repairing any damage caused by such removal shall be borne by Tenant.

                  (b) Except for surrender upon the expiration or earlier termination of the term hereof, no surrender to Landlord of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by Landlord.

                  27. SEPARABILITY

                  Each provision contained in this Lease shall be separate and independent and the breach of any such provision by Landlord shall not discharge or relieve Tenant from its obligation to perform each obligation of this Lease to be performed by Tenant. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

                  28. BINDING EFFECT; ENTIRE AGREEMENT; MODIFICATIONS

                  All provisions contained in this Lease shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of Landlord and Tenant to the same extent as if each such successor or assign were named as a party hereto. This Lease embodies the entire agreement between Landlord and Tenant relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither this Lease nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only as expressly provided herein or by an instrument signed by Landlord and Tenant.

                  29. SIGNS; SHOWING

                  During the one year period preceding the date on which the Term of this Lease (as the same may be extended from time to time) shall terminate or fully expire, Landlord may, subject to all applicable governmental laws, rules and regulations, (a) place signs in reasonable locations on the Leased Property advertising that the same will be available for rental or purchase, and (b) show the Leased Property to prospective tenants or purchasers at such reasonable times during normal business hours as Landlord may select. In no other event may Landlord place any sign whatsoever on the Leased Property.

                  30. CERTAIN DEFINITIONS

                  As used in this Lease the following terms have the meanings set forth below:

                  "Bankruptcy Act" shall mean Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law, now or hereafter in effect.

                  "Board of Directors of Tenant" shall mean either the board of directors of Tenant or an executive committee thereof.

                  "Business Day" shall mean any day except Saturdays, Sundays and the days observed by the Federal or the Pennsylvania governments as public holidays.

                  "Event of Default" shall have the meaning given that term in paragraph (a) of Article 21.

                  "Landlord's Yield" means Landlord's after-tax rate of return and total after-tax cash flow per dollar of equity, on the basis of the same assumptions originally used by Landlord in computing Landlord's Yield. In the event that Landlord and Tenant are unable to agree to the amount of any adjustment of Basic Rent necessary to preserve Landlord's Yield hereunder, the matter will be submitted for resolution by a nationally recognized firm of certified public accountants selected by Landlord and reasonably approved by Tenant.

                  "Parcel(s)" shall have the meaning set forth in Article 1 hereof.

                  "Term of this Lease" shall mean the Basic Term, plus any Extended Term or Terms which may be effected pursuant to Article 2 hereof.

                  31. NATURE OF LANDLORD'S OBLIGATIONS

                  Anything in this Lease to the contrary notwithstanding, no recourse or relief shall be had under any rule of law or equity, statute or constitution or by any enforcement of any assessments or penalties, or otherwise or based on or in respect of this Lease (whether by breach of any obligation, monetary or non-monetary), against Landlord (or any officer or partner of Landlord or any predecessor or successor corporation (or other entity) of Landlord), it being expressly understood that any obligations of Landlord under or relating to this Lease are solely obligations payable out of the Leased Property and are compensable solely therefrom. It is expressly understood that all such liability is being expressly waived and released as a condition for the execution of this Lease, and Tenant expressly waives and releases all such liability as a condition of, and as consideration for, the execution of this Lease; provided, however, that nothing herein contained is to be taken to prevent recourse to and enforcement against Tenant of this Lease and of all liabilities, obligations and undertakings binding upon it and contained herein.

                  32. WAIVER OF TRIAL BY JURY

                  To the extent permitted by law Landlord and Tenant hereby waive trial by jury in any litigation brought by either of the parties hereto against the other on any matter arising out of or in any way connected with this Lease or the Leased Property.

                  33. ARBITRATION

                  Any arbitration for which provision is made herein shall be conducted in accordance with the then prevailing rules of the American Arbitration Association, or the successor party thereto from time to time in existence. The fees and expenses of the arbitrator(s) shall be paid by Tenant. Landlord and Tenant shall each bear their own expenses (including, but not limited to, attorney's fees and expenses of witnesses) in any arbitration proceedings. The arbitration proceeding shall be held in the County of Allegheny, Commonwealth of Pennsylvania.

                  34. GRANTING OF EASEMENTS, ETC.

                  If no Event of Default hereunder has occurred and is continuing, Landlord will join with Tenant, from time to time at the request of Tenant (and at Tenant's sole cost and expense), with respect to their interests in the Leased Property to (i) grant, in the ordinary course of business, easements, licenses, rights of way and other rights and privileges in the nature of easements, (ii) release, in the ordinary course of business, existing easements and appurtenances which benefit the Leased Property, and (iii) execute and deliver any instrument, in form and substance reasonably acceptable to Landlord, necessary or appropriate to make or confirm such grants or releases to any person, with or without consideration, but only if Landlord shall have received (x) a certificate of an authorized officer of Tenant stating that such grant or release was granted in the ordinary course of Tenant's business, does not interfere with and is not detrimental to the conduct of business on the Leased Property and does not materially impair the usefulness of the Leased Property or materially impair the fair market value of the Leased Property or materially impair Landlord's interests in the Leased Property, and (y) a duly authorized and binding undertaking of Tenant, in form and substance satisfactory to Landlord, to remain obligated under this Lease and under any instrument executed by Tenant consenting to the assignment of Landlord's interest in this Lease as security for indebtedness, as though such easement, license, right-of-way or other right or privilege has not been granted or released, and to perform all obligations of the grantor or releasor under such instrument of grant or release during the Term of this Lease.

                  35. RECORDING

                  Landlord and Tenant will execute, acknowledge, deliver and cause to be recorded or filed in the manner and place required by any present or future law this Lease or a memorandum thereof, and all other instruments, including, without limitation, financing statements, continuation statements and instruments of similar character, which shall be reasonably requested by Landlord as being necessary or appropriate in order to protect the Landlord's interest in the Leased Property or to publish notice of or to create, maintain and protect the lien and security interest intended to be created by any mortgage upon, and the interest of Landlord's mortgagee in, the Leased Property. If Tenant shall fail to comply with this paragraph, Landlord shall be and is hereby irrevocably appointed the agent and attorney in fact of Tenant to comply therewith, but this sentence shall not prevent any default in the observance of this Article from constituting an Event of Default.

                  36. MISCELLANEOUS

                  This Lease shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. No term or provision hereof may be amended, changed, waived, discharged or terminated orally, but only by an instrument signed by the party against whom enforcement thereof is sought. No failure, delay, forbearance or indulgence on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, or as an acquiescence in any breach, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Lease and the rights and obligations in respect hereof shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, including matters of internal law, conflicts of law, and arbitration. All headings are for reference only and shall not be considered as part of this Lease. This Lease may be executed in any number of counterparts, each of which shall be an original, and such counterparts together shall constitute but one and the same instrument.

                  The dating of this Lease "as of July 8, 1988" is for convenience of reference only, and this Lease shall become effective only upon its execution and delivery by Landlord and Tenant.

                  IN WITNESS WHEREOF, Landlord and Tenant hereto have each caused this Lease to be duly executed and delivered in their respective names and behalf, as of the day and year first above written.

                                           WESTINGHOUSE CREDIT CORPORATION



                                           By: /s/ James W. Meighan
                                               -----------------------------
                                           Name:  James W. Meighan
                                                  --------------------------
                                           Title: Senior Vice President
                                                  --------------------------



                                           ALLOY RODS CORPORATION



                                           By: /s/ Robert B. Egan
                                               -----------------------------
                                           Name:  Robert B. Egan
                                                  --------------------------
                                           Title: Chief Executive Officer
                                                  --------------------------

                                   SCHEDULE A

                                    PARCEL I

     ALL THE FOLLOWING described two (2) tracts of land situate in the Township of Penn, County of York and Commonwealth of Pennsylvania, more particularly bounded and described according to a Plan of Survey made by Reed Engineering, Inc., dated May, 1988, as follows, to wit:
     TRACT A: BEGINNING at a Re-Bar on the eastern legal right-of-way line of Wilson Avenue (Township Road T-338) (50 feet wide) 25 feet southeastwardly from the center of the Pennsylvania Railroad; thence parallel with and 25 feet southeastwardly from the center of said Pennsylvania Railroad, North 57 degrees 43 minutes 21 seconds East, 944.18 feet to a Re-Bar; thence along same by a curve to the right, having a radius of 10,980.99 feet and a chord of North 59 degrees 04 minutes 02 seconds East, 515.40 feet, an arc distance of 515.45 feet to a Re-Bar; thence along same, North 60 degrees 24 minutes 43 seconds East,
145.79 feet to a Re-Bar at lands now or formerly of Daniel H. and Sarah M.
Bair; thence along said Bair lands, South 45 degrees 46 minutes 13 seconds
East, 555.01 feet to a Re-Bar on the northern legal right-of-way line Karen
Lane (Township Road T-341); thence along said legal right-of-way line of Karen Lane, South 26 degrees 23 minutes 50 seconds West, 76.87 feet to a point; thence along same by a curve to the right, having a radius of 562.51 feet and a chord of South 41 degrees 52 minutes 39 seconds West, 300.27 feet, an arc distance of
303.96 feet to a Re-Bar; thence along same, South 57 degrees 21 minutes 27 seconds West, 1,364.56 feet to a Re-Bar on the eastern legal right-of-way line of Wilson Avenue; thence along said eastern legal right-of-way line North 33 degrees 34 minutes 00 seconds West, 689.44 feet to the first mentioned point and place of BEGINNING.
     TRACT B: BEGINNING from a corner on the southern legal right-of-way line of 50 feet wide Karen Lane at lands now or formerly of Daniel H. and Sarah M. Bair; thence along lands of Daniel H. Bair and Sarah M. Bair, South 45 degrees 16 minutes 12 seconds East, 817.81 feet to a corner at a post set in concrete at lands of Hanover Canning Co.; thence along said Canning Co. lands, South 49 degrees 42 minutes 17 seconds West, 441.62 feet to a point at a concrete monument; thence South 70 degrees 10 minutes 47 seconds West, 451.96 feet to a railroad rail; thence South 51 degrees 38 minutes 51 seconds West, 41.52 feet to an iron pipe at lands now or formerly of Ger-Mar Associates; thence along said lands of Ger-Mar Associates, North 32 degrees 38 minutes 33 seconds West,
642.38 feet to a Re-Bar on the southern legal right-of-way line of aforesaid Karen Lane; thence along said legal right-of-way line, North 57 degrees 21 minutes 27 seconds East, 374.10 feet to a point; thence along the same by a curve to the left, having a radius of 612.51 feet and a chord of North 41 degrees 52 minutes 39 seconds East, 326.96 feet, an arc distance of 330.97 feet to a point; thence North 26 degrees 23 minutes 50 seconds East, 60.30 feet to a corner, the place of BEGINNING.

                                   PARCEL II

     ALL THE FOLLOWING described tract of land situate in the Township of Penn, County of York and Commonwealth of Pennsylvania, more particularly bounded and described according to a Plan of Survey made by Reed Engineering, Inc., dated May, 1988, as follows, to wit:
     BEGINNING at a Re-Bar on the western legal right-of-way line of Wilson Avenue (Township Road T-338) (50 feet wide), 25 feet southeastwardly from the center of the Pennsylvania Railroad; thence along the western legal right-of-way line of Wilson Avenue, South 33 degrees 34 minutes 00 seconds East, 689.76 feet to a Re-Bar at line of lands of Ger-Mar Associates; thence along said Ger-Mar Associates lands, South 57 degrees 21 minutes 27 seconds West, 545.73 feet to an iron pin in line of land of Doubleday Company; thence along said lands of Doubleday Company, North 36 degrees 43 minutes 08 seconds West, 695.15 feet to a Re-Bar 25 feet southeastwardly from the center of the Pennsylvania Railroad; thence parallel with and 25 feet southeastwardly from the center of said Pennsylvania Railroad, North 57 degrees 43 minutes 21 seconds East, 584.03 feet to the first mentioned point and place of BEGINNING.

                                   SCHEDULE B

                                 I. LEASE TERM

     The Basic Term shall commence on July 8, 1988 and shall terminate on July 8, 2003.

     The Term of the Lease may be extended for up to two (2) consecutive Extended Terms of five years each, each such Extended Term to commence on the date immediately following the last day of the previous Extended Term (or the Basic Term, in the case of the First Extended Term).

                                 II. BASIC RENT

          Installment Payment Date           Installment Payment
          ------------------------           -------------------
                        10/8/1988               287286.11
                         1/8/1989               287286.11
                         4/8/1989               287286.11
                         7/8/1989               287286.11
                        10/8/1989               287286.11
                         1/8/1990               287286.11
                         4/8/1990               287286.11
                         7/8/1990               287286.11
                        10/8/1990               287286.11
                         1/8/1991               287286.11
                         4/8/1991               287286.11
                         7/8/1991               287286.11
                        10/8/1991               297705.85
                         1/8/1992               297705.85
                         4/8/1992               297705.85
                         7/8/1992               297705.85
                        10/8/1992               297705.85
                         1/8/1993               297705.85
                         4/8/1993               297705.85
                         7/8/1993               297705.85
                        10/8/1993               297705.85
                         1/8/1994               297705.85
                         4/8/1994               297705.85
                         7/8/1994               297705.85
                        10/8/1994               316228.89
                         1/8/1995               316228.89
                         4/8/1995               316228.89
                         7/8/1995               316228.89
                        10/8/1995               316228.89

 1/8/1996                          316228.89
 4/8/1996                          316228.89
 7/8/1996                          316228.89
10/8/1996                          316228.89
 1/8/1997                          316228.89
 4/8/1997                          316228.89
 7/8/1997                          316228.89
10/8/1997                          335765.92
 1/8/1998                          335765.92
 4/8/1998                          335765.92
 7/8/1998                          335765.92
10/8/1998                          335765.92
 1/8/1999                          335765.92
 4/8/1999                          335765.92
 7/8/1999                          335765.92
10/8/1999                          335765.92
 1/8/2000                          335765.92
 4/8/2000                          335765.92
 7/8/2000                          335765.92
10/8/2000                          350355.31
 1/8/2001                          350355.31
 4/8/2001                          350355.31
 7/8/2001                          350355.31
10/8/2001                          350355.31
 1/8/2002                          350355.31
 4/8/2002                          350355.31
 7/8/2002                          350355.31
10/8/2002                          350355.31
 1/8/2003                          350355.31
 4/8/2003                          350355.31
 7/8/2003                          350355.31




                                Rent Per Quarter
                         (Payable Oct. 8, Jan. 8, Apr. 8)
                             and July 8 of each Year)
                             -----------------------

First Renewal Term                 350,355.31

Second Renewal Term                385,390.84



                                     -45-a-

                                   SCHEDULE C

     The Termination Values for each Parcel shall be the total Termination Value set forth below multiplied by the following percentages:

Parcel                        Percentage
------                        ----------
Office Lab                    28%

Hanover Plant                 72%

                              Termination Values
                              ------------------

Date                          Termination Value
-------------                 -----------------
8 OCT 1988                    8819235
8 JAN 1989                    8883252
8 APR 1989                    8784790
8 JUL 1989                    8757493
8 OCT 1989                    8748138
8 JAN 1990                    8727457
8 APR 1990                    8704577
8 JUL 1990                    8682951
8 OCT 1990                    8659182
8 JAN 1991                    8534000
8 APR 1991                    8606928
8 JUL 1991                    8580322
8 OCT 1991                    8541496
8 JAN 1992                    8500782
8 APR 1992                    8457385
8 JUL 1992                    8414938
8 OCT 1992                    8369886
8 JAN 1993                    8322988
8 APR 1993                    8273319
8 JUL 1993                    8224483
8 OCT 1993                    8172915
8 JAN 1994                    8119373
8 APR 1994                    8062927

8 JUL 1994                    8007352
8 OCT 1994                    7930458
8 JAN 1995                    7850785
8 APR 1995                    7767527
8 JUL 1995                    7584517
8 OCT 1995                    7598216
8 JAN 1996                    7509127
8 APR 1996                    7416340
8 JUL 1996                    7323726
8 OCT 1996                    7227429
8 JAN 1997                    7128247
8 APR 1997                    7025166
8 JUL 1997                    6922247
8 OCT 1997                    6795965
8 JAN 1998                    6665874
8 APR 1998                    6531111
8 JUL 1998                    6395880
8 OCT 1998                    6256030
8 JAN 1999                    6112411
8 APR 1999                    5963915
8 JUL 1999                    5814695
8 OCT 1999                    5660578
8 JAN 2000                    5502409
8 APR 2000                    5339675
8 JUL 2000                    5174964
8 OCT 2000                    4990018
8 JAN 2001                    4802381
8 APR 2001                    4607352
8 JUL 2001                    4411122
8 OCT 2001                    4288998
8 JAN 2002                    4001851
8 APR 2002                    3788498
8 JUL 2002                    3573288
8 OCT 2002                    3351803
8 JAN 2003                    3124915
8 APR 2003                    2891227
8 JUL 2003                    2640171

                            FIRST AMENDMENT TO LEASE

         THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made and entered into this 19th day of December, 1989, by and between WESTINGHOUSE CREDIT CORPORATION, a Delaware corporation ("WCC"), and ALLOY RODS CORPORATION, a Delaware corporation ("ARC");

                           W I T N E S S E T H, That:

         WHEREAS, WCC, as "landlord," and ARC, as "tenant," entered into that certain Lease dated as of July 8, 1988 (the "Lease"); and

         WHEREAS, WCC and ARC now desire to amend the Lease in certain respects;

         NOW, THEREFORE, incorporating the foregoing recital of facts and in consideration of the mutual covenants hereinafter set forth, WCC and ARC, intending to be legally bound, hereby agree as follows:

         1. Recitals. The foregoing recitals are true and correct and are incorporated herein.

         2. Lease Amendments. The Lease is hereby amended to provide that, notwithstanding any other provision thereof to the contrary, from and after the date hereof:

         2.1. Insurance Deductible. The parenthetical appearing at the bottom of Page 23 which states "(but in no event in excess of $50,000)" shall be deleted in its entirety and the following inserted in lieu thereof: "(but in no event in excess of $150,000)."

         2.2. Delivery of Financial Statements. The provision appearing in Paragraph 14 (a) clause (ii) which states "as soon as practicable, and in any event not later than fifteen (15) days after the close of each calendar quarter
.. . ." shall be deleted in its entirety and the following inserted in lieu thereof: "as soon as practicable, and in any event not later than thirty (30)
days after the close of each calendar quarter . . . ."

         2.3. Additional Reports. The provision appearing in Paragraph 14 (a) clause (iv) which states "as soon as practicable, copies of all such financial statements and reports as Tenant shall send to its stockholders;" shall be deleted in its entirety.

         3. Limitation on Modification. Except as specifically modified herein, the terms and conditions of the Lease shall remain in full force and effect as executed. This Amendment is a modification of terms only as set out herein, leaving in effect all features of the Lease except as specifically or necessarily modified hereby.

         4. Estoppel. ARC hereby acknowledges, warrants, and confirms to WCC that there exist no defenses, set-offs, or counterclaims to its obligations under the Lease and that WCC is under no obligation further to amend or modify the Lease. WCC hereby acknowledges, warrants, and confirms to ARC that there exist no defenses, setoffs, or counterclaims to its obligations under the Lease and that to its knowledge ARC is not in default thereunder.

         5. Parties Bound. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, and assigns.

         6. Governing Law. All questions with respect to the construction of this Amendment and the rights and liabilities of the parties hereto shall be determined in accordance with the applicable provisions of the internal laws of the Commonwealth of Pennsylvania without regard to the principles of conflicts of laws.

         7. No Further Amendment. The Lease cannot be further amended except by an instrument in writing and signed by the party against whom such amendment is asserted.

IN WITNESS WHEREOF, WCC and ARC have executed this Amendment as of the day and year first above written.

                                            WCC:

                                            WESTINGHOUSE CREDIT CORPORATION, a
                                            Delaware corporation



                                            By:  /s/
                                                 -------------------------------

                                            ARC:

                                            ALLOY RODS CORPORATION, a Delaware
                                            corporation



                                            By:  /s/ Robert B. Egan
                                                 -------------------------------

                 ASSIGNMENT OF SELLER'S INTEREST IN LEASES AND ASSUMPTION
                                   AGREEMENT

     THIS ASSIGNMENT OF SELLER'S INTEREST IN LEASES AND ASSUMPTION AGREEMENT (the "Assignment"), dated as of the 11 day of April, 2000, is made by and between GRIPHON STEELERS INVESTORS L.P., a Delaware limited partnership ("Assignor"), and OLP HANOVER I, L.L.C., a Pennsylvania limited liability company ("Assignee").

     WHEREAS, Assignor and Assignee entered into that certain Contract of Sale dated as of January 28, 2000 (the "Sales Contract") for the purchase and sale of certain property, consisting of certain real property, as more particularly described in Exhibit A, (the "Property"), attached hereto and made a part hereof.

     WHEREAS, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in and to the leases as hereinafter provided; and

     WHEREAS, Assignee desires to assume the duties and obligations of Assignor with respect to the leases from and after the date hereof.

     NOW, THEREFORE, in accordance with the Sales Contract and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), the receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:


1. Assignor does hereby assign, transfer, set over and deliver unto Assignee all of the Assignor's right, title and interest in and to the leases, tenancies, licenses and other rights of occupancy or use of or for any portion of the Property by third parties, including all amendments, renewals and extensions thereof, in effect as of the date of this Assignment, a schedule of which is attached as Exhibit B (collectively, the "Leases"). Assignor shall defend, indemnify and hold harmless Assignee from and against any and all loss and claims asserted against or incurred by Assignee as a result of any acts or omissions occurring prior to the date of this Assignment in connection with the Leases.

2. EXCEPT AS EXPRESSLY SET FORTH HEREIN AND/OR IN THE SALES CONTRACT AND/OR IN THE SELLER'S CERTIFICATE OF EVEN DATE HEREWITH, THE LEASES ARE BEING ASSIGNED "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AS OF THE DATE OF THIS ASSIGNMENT, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO THEIR ENFORCEABILITY, STATUS, CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED AND ASSIGNEE IS HEREBY ACQUIRING THE LEASES BASED SOLELY UPON ASSIGNEE'S OWN INDEPENDENT INVESTIGATIONS AND INSPECTIONS AND NOT IN

     RELIANCE ON ANY INFORMATION PROVIDED BY ASSIGNOR OR ASSIGNOR'S AGENTS OR CONTRACTORS. EXCEPT AS EXPRESSLY SET FORTH HEREIN AND/OR IN THE SALES CONTRACT AND/OR IN THE SELLER'S CERTIFICATE OF EVEN DATE HEREWITH, ASSIGNOR SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESSED OR IMPLIED, CONCERNING THE LEASES OR ASSIGNOR'S TITLE THERETO.

3. Assignee hereby accepts the foregoing assignment of the Leases and hereby assumes all duties and obligations of Assignor under the Leases, arising on and after the date hereof. Assignee shall defend, indemnify and hold harmless Assignor from and against any and all "Claims" asserted against or incurred by Assignor as a result of any acts or omissions occurring on or after the date of this Assignment in connection with the Leases.

4. This Assignment shall be (a) binding upon, and inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns and (b) construed in accordance with the laws of the jurisdiction in which the Property is located, without regard to the application of choice of law principles, except to the extent such laws are superseded by federal law.

5. This Assignment shall be construed in accordance with the laws of the State of Pennsylvania and may not be amended except by written agreement executed by Assignor and Assignee.

6. Assignor represents and warrants to Assignee that (a) Assignor is the owner of the landlord's interest in the Leases, (b) Assignor has full right and title to the Leases and the authority to transfer and convey the Leases and
     (c) the Leases are free and clear of all liens and encumbrances (except the Permitted Exceptions, as such term is defined in the Sales Contract).

     IN WITNESS whereof, this Assignment has been signed, sealed and delivered by the parties as of the date first above written.

                                ASSIGNOR:
                                --------

                                GRIPHON STEELERS INVESTORS, L.P., a Delaware limited partnership

                                By: Griphon Steelers, LLC, a Delaware limited liability company, its General Partner

                                     By:  Barrow Street Capital, LLC, a Delaware
                                          limited liability company, its Sole
                                          Member

                                          By:  Barrow Street Partners, LLC, a
                                               Delaware limited liability
                                               company, its Managing Member

                                               By: /s/   Robert Greenhill
                                                   -----------------------
                                                   Name: Robert Greenhill
                                                   Title: Member


                                ASSIGNEE:
                                --------

                                OLP HANOVER I, L.L.C., a Pennsylvania limited liability company

                                By:  OLP Hanover PA, Inc., a Pennsylvania
                                     corporation, its Member

                                     By:  /s/
                                          ---------------------
                                          Name:
                                          Title: